UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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☒	Soliciting Material Pursuant to §240.14a-12

INTERNATIONAL ELECTRONICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Subject Company:  International Electronics, Inc.

Commission File No.:  000-16305

On April 13, 2007, International Electronics, Inc. sent a letter to its shareholders, a copy of which letter is included as Exhibit A hereto, along with a copy of the statement included as Exhibit B hereto and a copy of the previously issued press release, dated March 20, 2007, a copy of which is included as Exhibit C.

Exhibit A	Letter, dated April 13, 2007, by International Electronics, Inc. to its shareholders

Exhibit B	Statement accompanying Letter, dated April 13, 2007, by International Electronics, Inc. to its shareholders

Exhibit C	Press release, dated March 20, 2007, by International Electronics, Inc.

Important Additional Information Regarding the Tender Offer will be filed with the SEC.

IEI has, on March 16, 2007 and as subsequently amended, filed a Solicitation / Recommendation Statement on Schedule 14D-9 with the Securities and Exchange Commission (the “SEC”) in response to the Tender Offer.  On March 21, 2007, IEI filed a preliminary proxy statement with the SEC, subsequently amended on April 11, 2007, and intends to file a definitive proxy statement with the SEC.  Shareholders are advised to read the solicitation / recommendation statement, the preliminary proxy statement and, when it becomes available, the definitive proxy statement, because they each contain important information about the Tender Offer.  Shareholders may obtain a free copy of the solicitation / recommendation statement, the preliminary proxy statement, the definitive proxy statement (when available) and other documents filed by International Electronics, Inc. at the SEC website at http://www.sec.gov.  The solicitation / recommendation statement, the preliminary proxy statement, the definitive proxy statement and other documents also may be obtained for free from International Electronics, Inc. by directing such request to International Electronics, Inc., 427 Turnpike Street, Canton, MA  02021, telephone (781) 821-5566.

IEI and its directors, executive officers and other members of its management and employees may be deemed participants in the solicitation of proxies from its shareholders in connection with the Tender Offer.  Information concerning the interests of IEI’s participants in the solicitation, which may, in some cases, be different than those of IEI’s shareholders generally, is set forth in IEI’s solicitation / recommendation statement, proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and will be set forth in the definitive proxy statement relating to the Tender Offer when it becomes available.

Exhibit A

April 13, 2007

Dear Fellow Shareholder:

On March 16, 2007, I wrote to you and told you about the hostile tender offer by Rokonet Industries, U.S.A., Inc., a wholly owned subsidiary of Risco Ltd.  I provided you with the reasons why our Board of Directors recommended that you reject their offer and not tender your shares.  We feel more strongly than ever that this is the correct course of action for IEI shareholders.  I would like to update you on some events that have taken place since our most recent communications to you.

•                  Both before and since the Risco hostile offer, we have received expressions of interest and offers from other parties substantially in excess of Risco’s $3.50 offer.  We believe that these expressions of interest and offers from companies in the security industry marketplace recognize the positive change to our business, prospects and financial results that have taken place over the last year, including the growth of our access control systems business and the strong and well-established reputation that we have garnered throughout the industry.  The IEI Board of Directors continues to discharge its responsibilities diligently and appropriately and is reviewing these expressions of interest and offers thoroughly on your behalf.

•                  Your company’s financial performance continues to validate the Board of Directors’ view that the Risco offer substantially undervalues the investments that we have made and positive changes that have occurred at your company.  On March 20, 2007, your company reported its financial results for the first six months of fiscal 2007.  We reported profitable results and record net sales for the first 6 months of our fiscal year, an increase of 23% over the prior year’s results.

•                  Finally, you will shortly be receiving 2 proxy statements in connection with an upcoming meeting of IEI’s shareholders.  One from Risco and one from IEI.  At the meeting, you will be asked to vote on whether you should give up your statutory protections against an inadequate offer by Risco now, before you know how many shares Risco will purchase or the price Risco will pay.  This shareholder vote is an important one.  Stock purchased by Risco could be used to block favorable transactions which your company might otherwise be able to consummate with other parties.  Read what they are asking you to vote on carefully.  I think we can all agree that, on the face of it, Risco’s position is neither fair, nor appropriate.

Risco’s offer presents a remarkably inadequate representation of the value proposition that IEI offers its shareholders, employees and customers.  Our financial results, as well as the expressions of interest and offers we have received to date, speak directly to that.  I continue to ask for your support and ask that you not tender your shares to Risco and that you vote with IEI when you receive your proxy material and against Risco in their attempt to limit shareholder value.

If you have any questions concerning this letter or need additional copies of IEI’s publicly-filed materials, or the proxy statement that you will receive shortly, please contact John Waldstein, Chief Executive Officer, International Electronics, Inc. at 781-821-5566 ext. 114.

We therefore urge you to support your Board of Directors’ efforts to maximize value on behalf of all stockholders and NOT tender your shares and vote AGAINST giving Risco voting rights.

We appreciate your continued support.

Sincerely,

/s/ John Waldstein
John Waldstein
Chairman of the Board and Chief Executive Officer

Exhibit B

Important Additional Information Regarding the Tender Offer will be filed with the SEC.

IEI has, on March 16, 2007 and as subsequently amended, filed a Solicitation / Recommendation Statement on Schedule 14D-9 with the Securities and Exchange Commission (the “SEC”) in response to the Tender Offer.  On March 21, 2007, IEI filed a preliminary proxy statement with the SEC, subsequently amended on April 11, 2007, and intends to file a definitive proxy statement with the SEC.  Shareholders are advised to read the solicitation / recommendation statement, the preliminary proxy statement and, when it becomes available, the definitive proxy statement, because they each contain important information about the Tender Offer.  Shareholders may obtain a free copy of the solicitation / recommendation statement, the preliminary proxy statement, the definitive proxy statement (when available) and other documents filed by International Electronics, Inc. at the SEC website at http://www.sec.gov.  The solicitation / recommendation statement, the preliminary proxy statement, the definitive proxy statement and other documents also may be obtained for free from International Electronics, Inc. by directing such request to International Electronics, Inc., 427 Turnpike Street, Canton, MA  02021, telephone (781) 821-5566.

IEI and its directors, executive officers and other members of its management and employees may be deemed participants in the solicitation of proxies from its shareholders in connection with the Tender Offer.  Information concerning the interests of IEI’s participants in the solicitation, which may, in some cases, be different than those of IEI’s shareholders generally, is set forth in IEI’s solicitation / recommendation statement, proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and will be set forth in the definitive proxy statement relating to the Tender Offer when it becomes available.

Exhibit C

International Electronics, Inc.

News Release

Contacts:

John Waldstein

President

781-821-5566 ext. 114

INTERNATIONAL ELECTRONICS, INC. REPORTS RESULTS
FOR THE SECOND QUARTER OF FISCAL 2007
REPORTS RECORD SIX-MONTH NET SALES AND PROFITABLE RESULTS

CANTON, MA, March 20, 2007 — International Electronics, Inc. (OTCBB: IEIB.OB) today reported financial results for its second quarter ended February 28, 2007.

Net sales for the three months ended February 28, 2007 were $4,191,146, a 19% increase from $3,509,998 for the same prior year period.  Income from operations for the second quarter of fiscal 2007 was $147,203 versus a loss of ($146,462) for the comparable 2006 period.  The net income for the second quarter of fiscal 2007 was $127,715, or $0.07 per basic share compared with a net loss of ($146,052), or ($0.08) per basic share, for the second quarter of fiscal 2006.

Net sales for the six-month period ended February 28, 2007 were $8,492,499, an increase of 23% from $6,878,958 for the same period of fiscal 2006.  Income from operations for the first six months of fiscal 2007 was $293,761, compared with a loss of ($405,593) for the prior fiscal year’s first six months.  The net income for the first six months of fiscal 2007 was $254,249, or $0.15 per basic share, compared with a net loss of ($402,452), or ($0.23) per basic share, for the same fiscal 2006 period.

Trailing twelve-month net sales were $15,734,520 for the period ending February 28, 2007, compared to $13,747,934 for the comparable twelve-month period through February 28, 2006, representing an increase of 14%.  Net income for the twelve months ended February 28, 2007 was $249,880 as compared with a loss of ($498,253) for the trailing twelve months ended February 28, 2006, a positive change of over $745,000 year over year.

John Waldstein, IEI President and CEO, commented, “Our operating results continue to demonstrate the positive impact of the strategic plan we have implemented over the past 2 years to enhance IEI’s position in the security market and, ultimately, the value of the company.  Our revenue growth reflects continued market demand for all of our product lines: our core security products, our eMerge Browser Management Security Platform and our PowerKey Wireless Industrial Fleet Management Products.

“Equally important as our revenue growth,” Waldstein added, “is the ongoing expansion and quality of our dealer channel and customer base.  We fully recognize that the markets we serve are growing and we have made the investments necessary to enable our product lines to meet that growth.  Together with IEI’s long-established reputation for quality in the security market, our product line features and dealer channels have positioned the Company to benefit further as reflected in the operating results we have begun to see.”

Waldstein continued, “These results continue to validate our recommendation not to accept Risco’s hostile tender offer price.  As set forth in the Company’s Schedule 14D-9, the reasons for the Company’s recommendation against the offer include the fact that the offer does not reflect the Company’s established position in the security market, the positive financial results achieved in recent quarterly operations, or the long-term value inherent in the strategic investments that the Company has made.”

The full text of the recommendation of IEI’s Board of Directors is contained in IEI’s Schedule 14D-9, which is available on the SEC’s website at www.sec.gov and on IEI’s website at www.ieib.com.

About International Electronics, Inc.
International Electronics, Inc. (IEI), an ISO9001:2000 certified manufacturer, designs, manufactures, markets and sells electronic access control equipment and browser-managed security platforms used in residential and commercial security systems and wireless access control and fleet management systems for industrial mobile asset applications.  IEI’s products include its Door-Gard™ and Secured Series™ access control lines, its LS line of integrated battery operated door locks, its eMerge™ browser-managed access and security management products and its line of PowerKey™ industrial access control and fleet management products.  IEI markets its security management and access control products to leading distribution and electronic security installation companies, and its PowerKey™ products directly to material handling equipment users worldwide.  For more information about IEI visit www.ieib.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Statements in this press release referring to the expected future plans and performance of IEI are forward-looking statements. Actual future results may differ materially from such statements. Factors that could affect future performance include, but are not limited to:  the loss of one of IEI’s large customers or the cancellation or deferral of purchases of IEI’s products; the loss of one of IEI’s distribution partners or the failure of the partner to devote adequate resources to the sale of our products; changes in general economic conditions; limitations imposed by IEI’s limited financial resources; IEI’s dependence on certain key employees; any failure by IEI to successfully select, develop, manufacture and market new products or enhance its existing products; fluctuations in IEI’s sales and operating results; IEI’s ability to successfully compete; the expense resulting to IEI from future investments and acquisitions and IEI’s ability to integrate acquired products, technologies or businesses; IEI’s ability to protect its intellectual property rights; the reliability of offshore production undertaken by IEI; IEI’s dependence upon sole source suppliers for certain key components; the risks associated with international sales; and the limited market for IEI’s common stock and the volatility of its share price.  Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties. These risk factors are identified in our Form 10-QSB for the quarter ending November 30, 2006, which is on file with the Securities and Exchange Commission.

Additional Information and Where to Find It
IEI advises its shareholders to read carefully IEI’s solicitation/recommendation statement on Schedule 14D-9, regarding the tender offer referred to in this press release, because it will contain important information. Shareholders may obtain a free copy of the solicitation/recommendation statement on the SEC’s web site at www.sec.gov or on IEI’s web site at www.ieib.com.

INTERNATIONAL ELECTRONICS, INC.
Financial Highlights (Unaudited)

CONSOLIDATED STATEMENTS OF OPERATIONS DATA

	Three Months Ended		Six Months Ended
	2/28/07	2/28/06	2/28/07	2/28/06
Net sales	$4,191,146	$3,509,998	$8,492,499	$6,878,958
Gross profit	1,922,587	1,645,496	3,835,869	3,078,114
Income/(loss) from operations	147,203	(146,462)	293,761	(405,593)
Income/(loss) before income taxes	127,715	(146,052)	254,249	(402,452)
Net income/(loss)	$127,715	$(146,052)	$254,249	$(402,452)
Net income/(loss) per share:
Basic	$0.07	$(0.08)	$0.15	$(0.23)
Diluted	$0.07	$(0.08)	$0.14	$(0.23)
Shares used in computing basic net income/(loss) per share:	1,740,014	1,738,931	1,739,470	1,738,314
Shares used in computing diluted net income/(loss) per share:	1,807,576	1,738,931	1,782,796	1,738,314

CONDENSED CONSOLIDATED BALANCE SHEETS

	2/28/07	8/31/06
ASSETS
Cash and cash equivalents	$1,117,749	$948,573
Other current assets	3,517,002	3,444,813
Total current assets	4,634,751	4,393,386
Property and equipment, net	555,699	646,763
Other assets	9,722	20,722
	$5,200,172	$5,060,871

LIABILITIES AND SHAREHOLDERS’ EQUITY
Total current liabilities	$3,141,066	$3,280,926
Total shareholders’ equity	2,059,106	1,779,945
	$5,200,172	$5,060,871

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